UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported) August 3, 2021

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021, the Board of Directors (the “Board”) of PacWest Bancorp (the “Company”) increased its size by one to twelve and filled the new vacancy by appointing Polly B. Jessen to serve on the Board until such time as her successor is duly elected and qualified or until her earlier resignation or removal. Ms. Jessen will serve as a member of the Board’s Audit Committee and Risk Committee.

Compensatory arrangements for Ms. Jessen will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2021, which descriptions are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: August 4, 2021	By:	/s/ Angela M. W. Kelley
	Name:	Angela M. W. Kelley
	Title:	Executive Vice President, General Counsel and Corporate Secretary